UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2014

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

160 Raritan Center Parkway, Suite 1
Edison, New Jersey 08837

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2014, Majesco Entertainment Company (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors (the “Investors”) relating to the issuance and sale of $6,000,000 of units (the “Units”) at a purchase price of $0.68 per Unit, with each Unit consisting of one share of the Company’s 0% Series A Convertible Preferred Stock (the “Preferred Shares”) and a five year warrant (the “Warrants”) to purchase one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an initial exercise price of $0.68 per share (such sale and issuance, the “Private Placement”).

The Preferred Shares are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of the of such Preferred Share, plus all accrued and unpaid dividends, if any, on such Preferred Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred Share is $0.68 and the initial conversion price is $0.68 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of Common Stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Preferred Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Preferred Shares, provided in no event shall the holders be entitled to cast votes in excess of the number of votes that holders would be entitled to cast if the Preferred Shares were converted at $0.59 per share (equal to the market price as determined by NASDAQ on the trading date immediately prior to closing) (the “Voting Floor”). The Voting Floor shall only be removed in accordance with Nasdaq Listing Rules. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock (the “Certificate of Designations”), the Company is prohibited from incurring debt or liens, or entering into new financing transactions without the consent of the Lead Investor (as defined in the Subscription Agreement). The Preferred Shares bear no interest.

The Warrants are exercisable, at any time, following the date the Warrants are issued, at a price of $0.68 per share, subject to adjustment, and expire five years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. The Warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the Warrants, including, for twenty-four months following the initial issuance date, the issuance or sale, or deemed issuance or sale, by the Company of shares of its Common Stock at a per share price that is less than the conversion price then in effect, as a result of which the conversion price shall be reduced to such lower price, subject to certain exceptions.

Pursuant to the Subscription Agreement, the Company also elected two new members to the Board of Directors upon the resignation of two outgoing members of the board of directors. The Subscription Agreement also provides the Investors with the rights of participation in future securities offerings of the Company. The Subscription Agreement also contains other customary representations, warranties and agreements by the Company and the Investors. The representations, warranties and covenants contained in the Subscription Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The proceeds of the offering were deposited into an escrow account (the “Escrow Amount”) with Signature Bank, as escrow agent (the “Escrow Agent”) for the Company pursuant to an escrow agreement (the “Escrow Agreement”), dated December 17, 2014, by and between the Company, the Lead Investor and the Escrow Agent and certificates representing the Preferred Shares and Warrants purchased in the Private Placement were deposited with the Company’s corporate secretary (the “Securities Escrow Agent”) to be held in escrow subject to similar conditions as are provided in the Escrow Agreement. Upon the closing of the Private Placement on December 17, 2014 (such date, the “Closing Date”), $1,000,000 of the Escrow Amount was released by the Escrow Agent to the Company in exchange for the release of $1,000,000 of Units by the Securities Escrow Agent. Following the Closing Date, in one or multiple tranches, the remaining $5,000,000 will be released (the “Subsequent Release”) by the Escrow Agent to the Investors in exchange for the release of $5,000,000 of Units by the Securities Escrow Agent, provided that the approval of NASDAQ and the Company’s stockholders has been obtained and, either, (i) the Lead Investor has approved the release, (ii) the approval of the requisite number of Investors has been obtained, (iii) the Company has executed definitive binding documents for certain transactions, as described in the Subscription Agreement, and such transaction(s) are to close contemporaneously with the release, following approval by the Company’s stockholders or (iv) the following conditions are present: (a) nine months has elapsed from the Closing Date and release is approved by each of the directors appointed at closing (being the non-continuing directors); (b) no subsequent release of the Escrow Amount has been consummated; and (c) no more than $1,000,000 is released (the “Release Conditions”). In the event that on and as of the twelve month anniversary of the Closing Date none of the Release Conditions have been satisfied, the Escrow Agent shall return $5,000,000 to the Investors, without interest or deduction, and the Securities Escrow Agent shall return the Units to the Company for cancellation.

The offering is being made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company has undertaken, pursuant to the registration rights agreement (the “Registration Rights Agreement”) between the Company and each of the Investors, dated December 17, 2014, to file a registration statement to register the Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Shares, within forty-five days following the Closing Date and to maintain the effectiveness of the registration statement until all of the Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Shares, have been sold or are otherwise able to be sold pursuant to Rule 144. In the event the Company fails to file, or obtain effectiveness of, such registration statement within the forty-five day period, the Company is obligated to liquidated damages to the Investors for every thirty-days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

The foregoing descriptions of the Subscription Agreement, the Registration Rights Agreement, the Warrants and the Preferred Shares are not complete and are qualified in their entireties by reference to the full text of the Form of Subscription Agreement, the Form of Registration Rights Agreement, the Form of Common Stock Purchase Warrant and the Certificate of Designations, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 4.2, respectively, to this report and are incorporated by reference herein.

The Company issued a press release on December 18, 2014 announcing the transaction, which press release is attached as Exhibit 99.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities

On December 17, 2014, the Company issued the Units, consisting of the Preferred Shares and the Warrants, in exchange for aggregate gross proceeds of $6.0 million, $5.0 million of which, along with the corresponding Units, are being held in escrow. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Units, the Preferred Shares and the Warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On December 17, 2014, Jesse Sutton resigned as a Class I member of the Board of Directors of the Company, effective immediately. Mr. Sutton will continue to serve as the Company’s Chief Executive Officer.

On December 17, 2014, Allan I. Grafman resigned as Chairman of, and as a Class III member of, the Board of Directors of the Company, effective immediately. In consideration for his services Mr. Grafman received a payment in the amount of $60,000 and was permitted to (i) accelerate the vesting of all of his unvested restricted shares as of December 17, 2014 (the “Effective Date”), (ii) accelerate the vesting of all of his unvested stock options as of the Effective Date, and (ii) exercise his stock options vested as of the Effective Date for a period of 12 months following the Effective Date, but not later than the original expiration date of the stock options.

New Director Appointments

On December 17, 2014, the Board of Directors of the Company appointed Trent D. Davis a Class I member of the Board of Directors and Chairman of the Board of Directors, effective immediately, to fill the vacancy resulting from the resignation of Mr. Sutton. Mr. Davis was appointed pursuant to the closing condition that the Lead Investor accept the appointment of two new directors to the Board of Directors of the Company as provided under the Subscription Agreement. Mr. Davis has been appointed to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Mr. Davis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Davis will be entitled to compensation as a non-employee director pursuant to the Company’s director compensation program, as disclosed in the Company’s definitive proxy statement filed on April 25, 2014.

On December 17, 2014, the Board of Directors of the Company appointed Mohit Bhansali as a Class III member, effective immediately, to fill the vacancy resulting from the resignation of Mr. Grafman. Mr. Bhansali was appointed pursuant to the closing condition that the Lead Investor accept the appointment of two new directors to the Board of Directors of the Company as provided under the Subscription Agreement. Mr. Bhansali has been appointed to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Mr. Bhansali has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Bhansali will be entitled to compensation as a non-employee director pursuant to the Company’s director compensation program, as disclosed in the Company’s definitive proxy statement filed on April 25, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2014, the Company filed the Certificate of Designations with the Delaware Secretary of State. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Common Stock Purchase Warrant
4.2	Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of Majesco Entertainment Company
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: December 18, 2014	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

EXHIBIT INDEX

4.1	Form of Common Stock Purchase Warrant
4.2	Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of Majesco Entertainment Company
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated December 18, 2014